EXHIBIT 99-B.13

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS

TOTAL RETURN CALCULATION (STANDARDIZED)

The standardized rate represents fund performance for the most recent 1-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period January 1, 1998 through December 31, 1998; the "5-year rate" is for the period January 1, 1994 through December 31, 1998; the "10-year rate" is for the period January 1, 1988 through December 31, 1998. "Since inception" figures assume the redemption on December 31, 1977 of values attributable to a $1,000 payment made on the date contributions were first received in the fund under the separate account.

The formula used in the computation of the total return calculation is as follows:

              Formula

                    P(1 + T) (n) = ERV

                    P      =        a hypothetical initial payment of $1,000
                    T      =        average annual total return
                    N      =        number of years
                    ERV    =        ending redeemable value at the end of 1,
                                    5, or 10 year periods (or a fractional
                                    portion thereof) of a hypothetical $1,000
                                    payment made at the beginning of the 1, 5,
                                    or 10 year periods

The Total Returns reflect the deduction of all recurring charges during each period (.e.g., mortality and expense risk charges, maintenance fees, administrative charges (if applicable) and deferred sales charges).

TOTAL RETURN CALCULATION (NON-STANDARDIZED)

The non-standardized rate represents fund performance for the most recent
1-year, 3-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period January 1, 1998 through December 31, 1998; the "3-year rate" is for the period January 1, 1995 through December 31, 1998; the "5-year rate" is for the period January 1, 1994 through December 31, 1998; and the "10-year rate" is for the period January 1, 1988 through December 31, 1998.

The non-standardized figures will be calculated in a manner similar to the one discussed above for the standardized figures, except that non-standardized figures will not reflect the deduction of any applicable deferred sales charge
(which would decrease the level of performance shown if reflected in these calculations), and the "since inception" figures assume the redemption on December 31, 1997 of values attributable to a $1,000 payment made on the inception dates of the funds.

For an illustration of the Computation of the Total Return Quotations, both
Standardized and Non-Standardized, see attached.
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                                                                                               One Year
                                                                                              Product %
                                                                Separate                     w/out DSC -
                          Fund Name                              Account     As of Date      SA Inc Date
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
Aetna Balanced VP, Inc.                                             B        12/31/1998         15.06%
Aetna Bond VP                                                       B        12/31/1998          6.40%
Aetna Growth and Income VP                                          B        12/31/1998         12.65%
Aetna Growth VP                                                     B        12/31/1998         35.47%
Aetna Index Plus Large Cap VP                                       B        12/31/1998         29.49%
Aetna International VP                                              B        12/31/1998
Aetna Money Market VP                                               B        12/31/1998          3.76%
Aetna Real Estate Securities VP                                     B        12/31/1998
Aetna Small Company VP                                              B        12/31/1998        (0.53%)
AIM V.I. Capital Appreciation Fund                                  B        12/31/1998
AIM V.I. Growth and Income Fund                                     B        12/31/1998
AIM V.I. Growth Fund                                                B        12/31/1998
AIM V.I. Value Fund                                                 B        12/31/1998
Fidelity VIP Equity-Income Portfolio                                B        12/31/1998          9.83%
Fidelity VIP Growth Portfolio                                       B        12/31/1998         37.26%
Fidelity VIP High Income Portfolio                                  B        12/31/1998        (5.87%)
Fidelity VIP II Contrafund Portfolio                                B        12/31/1998         27.90%
Janus Aspen Series Aggressive Growth Portfolio                      B        12/31/1998         32.11%
Janus Aspen Series Balanced Portfolio                               B        12/31/1998         32.13%
Janus Aspen Series Growth Portfolio                                 B        12/31/1998         33.49%
Janus Aspen Series Worldwide Growth Portfolio                       B        12/31/1998         26.86%
MFS(R)Total Return Series                                           B        12/31/1998         10.53%
Oppenheimer Aggressive Growth Fund/VA                               B        12/31/1998         10.56%
Oppenheimer Main Street Growth and Income Fund/VA                   B        12/31/1998          3.02%
Oppenheimer Strategic Bond Fund/VA                                  B        12/31/1998          1.24%
PPI MFS Emerging Equities / Alger Amer Small Cap (3)                B        12/31/1998         27.59%
PPI MFS Emerging Equities Portfolio                                 B        12/31/1998         27.59%
PPI MFS Research Growth / Amer Century VP Cap Apprec (4)            B        12/31/1998         21.03%
PPI MFS Research Growth Portfolio                                   B        12/31/1998         21.03%
PPI MFS Value Equity / Neuberger Berman AMT Growth (5)              B        12/31/1998         24.70%
PPI MFS Value Equity Portfolio                                      B        12/31/1998         24.70%
PPI Scudder International / Scudder VLIF International (6)          B        12/31/1998         17.18%
PPI Scudder International Growth Portfolio                          B        12/31/1998         17.18%

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    Three                                                                                    Inception
    Year       Five Year     Ten Year   Inception     One Year     Five Year    Ten Year       Year
   Product      Product      Product     Product       Product      Product      Product     Product       Separate
   % w/out      % w/out      % w/out     % w/out      % w/ DSC      % w/ DSC    % w/ DSC     % w/ DSC       Account
  DSC - SA      DSC - SA     DSC - SA    DSC - SA     - SA Inc      - SA Inc    - SA Inc     - SA Inc      Inception
  Inc Date      Inc Date     Inc Date    Inc Date       Date          Date        Date         Date          Date
-------------------------------------------------------------------------------------------------------------------------
   16.25%       14.04%                    11.29%         7.98%       13.56%                   11.29%      06/30/1989
    4.94%        4.93%        7.52%                    (0.75%)        4.20%       7.52%                   05/31/1978
   20.80%       17.46%       14.75%                      5.55%       17.05%      14.75%                   05/01/1975
                                          34.87%        28.56%                                31.30%      05/30/1997
                                          30.61%        22.53%                                28.36%      10/31/1996
                                         (4.03%)                                            (11.71%)      05/05/1998
    3.73%        3.59%        4.05%                    (3.41%)        2.82%       4.05%                   09/30/1975
                                        (12.33%)                                            (19.35%)      05/06/1998
                                          12.02%       (7.73%)                                 7.83%      05/30/1997
                                          29.15%                                              18.81%      10/02/1998
                                          30.06%                                              19.65%      10/02/1998
                                          32.44%                                              21.84%      10/02/1998
                                          30.86%                                              20.39%      10/02/1998
   15.89%                                 19.93%         2.71%                                19.23%      12/30/1994
   23.46%                                 25.81%        30.35%                                25.25%      12/30/1994
    6.93%                                  7.92%      (13.12%)                                 6.46%      06/30/1995
   23.05%                                 23.03%        20.92%                                22.08%      06/30/1995
   15.86%                                 16.96%        25.16%                                16.24%      10/31/1994
   21.97%                                 22.20%        25.19%                                21.42%      01/31/1995
   23.39%                                 22.14%        26.55%                                21.62%      07/29/1994
   24.63%                                 26.68%        19.87%                                25.90%      04/28/1995
                                          14.89%         3.41%                                12.73%      05/31/1996
                                          12.84%         3.44%                                 8.67%      05/30/1997
                                          13.33%       (4.16%)                                 9.18%      05/30/1997
                                           4.04%       (5.95%)                               (0.41%)      05/30/1997
   12.01%       13.43%                    13.16%        20.61%       12.94%                   12.70%      09/30/1993
                                          23.57%        20.61%                                17.27%      11/28/1997
    2.84%        6.41%                     7.97%        13.99%        5.73%                    7.61%      08/31/1992
                                          16.98%        13.99%                                10.59%      11/28/1997
   18.51%       15.07%                    13.46%        17.70%       14.61%                   13.18%      11/30/1992
                                          24.03%        17.70%                                17.73%      11/28/1997
   12.37%        8.64%                    11.07%        10.12%        8.03%                   10.78%      08/31/1992
                                          16.94%        10.12%                                10.55%      11/28/1997

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                                                                                                       Separate
   Fund           Sep                              One       Three      Five       Ten       Fund       Account
Inception         Acct       Free       DSC        Year      Year       Year       Year    Inception   Inception
   Date          Charge      Out       Method      DSC        DSC       DSC        DSC        DSC         DSC
-----------------------------------------------------------------------------------------------------------------
04/03/1989        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     0.00%        0%
05/15/1973        160       10.00%       C         8.00%     7.00%      5.00%      0.00%
05/01/1975        160       10.00%       C         8.00%     7.00%      5.00%      0.00%
12/13/1996        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
09/16/1996        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
12/22/1997        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
08/01/1975        160       10.00%       C         8.00%     7.00%      5.00%      0.00%
12/15/1997        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
12/27/1996        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
05/05/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        8%
05/02/1994        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     6.00%        8%
05/05/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        8%
05/05/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        8%
10/09/1986        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  6%
10/09/1986        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  6%
09/19/1985        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  7%
01/03/1995        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     7.00%        7%
09/13/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        6%
09/13/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        7%
09/13/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        6%
09/13/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        7%
01/03/1995        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     7.00%        8%
08/15/1986        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  8%
07/05/1995        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     7.00%        8%
05/03/1993        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     5.00%        8%
09/21/1988        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  5%
11/28/1997        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
11/20/1987        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  4%
11/28/1997        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
09/10/1984        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  4%
11/28/1997        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
05/01/1987        160       10.00%       C         8.00%     7.00%      5.00%      0.00%                  4%
11/28/1997        160       10.00%       C         8.00%     7.00%      5.00%      0.00%     8.00%        8%
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